Exhibit 32.1
CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)
Each of the undersigned officers of Nurix Therapeutics, Inc. (the Company) certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
1.The Quarterly Report on Form 10-Q of the Company for the quarter ended August 31, 2023 (the Quarterly Report), as filed with the Securities and Exchange Commission, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and
2.The information contained in this Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ ARTHUR T. SANDS
Arthur T. Sands, M.D., Ph.D.
President, Chief Executive Officer and Director
(Principal Executive Officer)

By:	/s/ HANS VAN HOUTE
Hans van Houte
Chief Financial Officer
(Principal Financial and Accounting Officer)
Date: October 12, 2023
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished to the Securities and Exchange Commission as an exhibit to the Form 10-Q and shall not be considered filed as part of the Form 10-Q.